UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 28, 2008

(Date of earliest event reported)

MF Global Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-33590	Not applicable
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-5950

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 29, 2008, MF Global Ltd. (the “Company”) announced certain preliminary volumes, net revenues, GAAP and non-GAAP net income, earnings per share and customer payables for the 2009 second fiscal quarter.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 28, 2008, Mr. Kevin Davis has resigned as the Chief Executive Officer and director of the Company. Under the terms of an agreement with the Company, Mr. Davis will receive a payment of $7.5 million (on the six-month anniversary of the effective date) and the restricted share units in respect of Company shares previously granted to him will remain outstanding and vest in accordance with the original award agreement. All of the stock options previously granted to Mr. Davis have been forfeited. The agreement with Mr. Davis is attached as Exhibit 99.1 and is incorporated into this Item 5.02 by reference. Information regarding the terms of Mr. Davis’ employment agreement with the Company, which was terminated upon his resignation, can be found in the Company’s Registration Statement on Form F-1 (File No. 333-144079) and in the Company’s Definitive Proxy Statement, filed on June 17, 2008 and is incorporated into this Item 5.02 by reference.

Effective October 28, 2008, Mr. Bernard (Bernie) Dan, who currently serves as the Company’s President and Chief Operating Officer, has been appointed by the Board of Directors as the Company’s Chief Executive Officer and a member of the Board of Directors.

Prior to joining the Company in June 2008, Mr. Dan, age 47, was President and Chief Executive Officer of the Chicago Board of Trade. Prior to these appointments in November 2002, Mr. Dan served as Executive Vice President. Prior to joining the CBOT in July 2001, Mr. Dan was President and Chief Executive Officer of Cargill Investor Services, Inc., a wholly-owned subsidiary of Cargill, Inc. Mr. Dan received a Bachelor of Science degree in Accounting from St. John’s University.

Information regarding the current terms of Mr. Dan’s employment with the Company can be found in the Company’s Form 8-K filed on September 11, 2008 and are incorporated into this Item 5.02 by reference. In addition, Mr. Dan’s employment agreement (or any modification thereto) will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended September 30, 2008.

Item 7.01 Regulation FD Disclosure.

On October 29, 2008, the Company issued a press release about the events referenced in Item 2.02 and Item 5.02 above. The press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(a) None.

(b) None.

(c) None.

(d)

Exhibit 99.1:    Transition Agreement, dated October 28, 2008, between MF Global Ltd. and Kevin R. Davis.

Exhibit 99.2:    Press Release, dated October 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL LTD.

Date: October 29, 2008	By:	/s/ Howard Schneider
Howard Schneider General Counsel